UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2015

FMSA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of May 15, 2015, Fairmount Santrol Inc. (the “Borrower Representative”), a direct wholly-owned subsidiary of FMSA Holdings Inc. (the “Company”), entered into the Fourth Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”) among the Borrower Representative, the lenders party thereto, and Barclays Bank plc (“Barclays”) as administrative agent, to the Second Amended and Restated Credit Agreement dated as of September 5, 2013 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower Representative, certain of its affiliates, the lenders and issuing banks from time to time party thereto, Barclays as administrative agent, collateral agent and revolving administrative agent, and the other agents referred to therein.

The Amendment provides for the extension of the maturity date of a portion of outstanding Tranche B-1 term loans from March 15, 2017 (the “Stated B-1 Maturity Date”) to September 5, 2019 (the “Extended Maturity Date,” which is the same maturity date applicable to Tranche B-2 term loans under the Credit Agreement). Such loans (together with other loans whose maturity dates were so extended under a prior amendment to the Credit Agreement, “Extended Loans”) effectively will be converted to Tranche B-2 term loans, and will be treated as Tranche B-2 term loans under the Credit Agreement for all purposes (including pricing), except for certain minor administrative differences and except that, prior to the Stated B-1 Maturity Date, Extended Loans shall continue to amortize as Tranche B-1 term loans. Upon giving effect to the Amendment, the maturity date of approximately $115.5 million in principal amount of outstanding Tranche B-1 term loans was so extended, bringing the total principal amount of outstanding Extended Loans maturing on the Extended Maturity Date to $161.5 million and leaving $156.6 million in principal amount of outstanding Tranche B-1 term loans (not including Extended Loans) maturing on the Stated B-1 Maturity Date.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated as of May 15, 2015, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMSA Holdings Inc.
(Registrant)

Date:	May 20, 2015
/s/ Christopher L. Nagel
Christopher L. Nagel Chief Financial Officer and Executive Vice President of Finance

Exhibit Index

Exhibit Number	Description

10.1	Fourth Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated as of May 15, 2015, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent.